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                                                                    Exhibit 23.1

[LETTERHEAD]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


     We consent to the use of our report dated January 31, 2006 on the audit of the financial statements of Sirius Laboratories, Inc. for the year ended December 31, 2005, in an SEC Form 8-K/A for DUSA Pharmaceuticals, Inc. related to the merger between DUSA Pharmaceuticals, Inc. and Sirius Laboratories, Inc. to be filed on May 9, 2006.


/s/ ALTSCHULER, MELVOIN AND GLASSER LLP


Chicago, Illinois
May 9, 2006